UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 8, 2016

COFFEE HOLDING CO., INC.
(Exact name of registrant as specified in Charter)

Nevada	001-32491	11-2238111
(State of other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3475 Victory Boulevard Staten Island, New York 10314
(Address of principal executive offices)(Zip Code)

(718) 832-0800
(Issuer’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 8, 2016, Coffee Holding Co., Inc. (“Coffee Holding”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting were: (1) the election of directors, (2) the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016 and (3) the advisory vote on executive compensation. The final voting results were as follows:

1. The election of each of Gerard DeCapua and George F. Thomas to hold office for a term of three years, until his successor is duly elected and qualified or he is otherwise unable to complete his term.

The votes were cast for this matter as follows:

Nominees	Votes For	Votes Against	Broker Non-Votes
Gerard DeCapua	4,028,269	55,164	0
George F. Thomas	4,027,894	54,169	0

2. The proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016 was approved based upon the following votes:

Votes For	Votes Against	Abstentions
4,051,869	6,925	24,639

3. The proposal to approve, on an advisory basis, the Company’s executive compensation was approved based upon the following votes:

Votes For	Votes Against	Abstentions
3,974,635	91,730	17,068

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

Dated: April 13, 2016	By:	/s/ Andrew Gordon
Andrew Gordon
President and Chief Executive Officer